Exhibit 10.1

MANITEX INTERNATIONAL, INC.

2019 EQUITY INCENTIVE PLAN

(as amended and restated through June 1, 2023)

Section 1. Purpose

The purpose of the Manitex International, Inc. 2019 Equity Incentive Plan is to promote the best interests of Manitex International, Inc. (together with any successor thereto, the “Company”) and its shareholders by providing Employees, non-employee directors and consultants of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those Employees and Consultants who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board (as defined below) persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “409A Subsidiary” shall mean any entity that is controlled by the Company within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), except that the phrase “at least 50 percent” shall be used in place of “at least 80 percent”, provided that the phrase “at least 20 percent” may be used in place of “at least 80 percent” with respect to grants of Options or Stock Appreciation Rights made to eligible individuals based on legitimate business criteria of the Company within the meaning of Code Section 409A.

(b) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

(c) “Applicable Laws” shall mean the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(d) “Award” shall mean any Share, Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

(e) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Committee, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f) “Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

(g) “Board” shall mean the Board of Directors of the Company, as constituted at any time.

(h) “Cause” with respect to any Participant shall have the meaning specified in the Award Agreement. In the absence of any definition of the Award Agreement, “Cause” shall mean (i) the admission of, or conviction of any act of fraud, embezzlement, or theft against the Company or any of its subsidiaries; (ii) a plea of guilty or of no contest with respect to, admission of, or conviction for, a felony or any crime involving moral turpitude, fraud, embezzlement, theft, or misappropriation; (iii) violation of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or an Affiliate;

(iv) the misappropriation of the Company’s or any of its subsidiaries’ funds or a corporate opportunity by the Participant; (v) negligence, willful or reckless conduct that has brought or is reasonably likely to bring the Company or any of its subsidiaries into public disgrace or disrepute or which has had or is reasonably likely to have a materially adverse effect on the Company’s business; (vi) any violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries; or (vii) any other material breach by either the Participating Employee of an employment agreement or the Participating Consultant of a consulting agreement; provided, that, the reasons set forth in clauses (iii), (vi), and (vii) shall constitute Cause only upon the failure to correct such behavior prospectively within ten (10) days following written notice thereof from, or on behalf of the independent members of the Board.

(i) Change in Control” with respect to any Participant shall have the meaning specified in the Award Agreement. In the absence of any definition of the Award Agreement, “Change of Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Affiliates, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Affiliates (each, a “Business Combination”), in each case, unless following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing board of any entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) A complete liquidation or dissolution of the Company.

If required for compliance with Section 409A of the Code, in no event will a Change of Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without the consent of a Participant, amend the definition of “Change of Control” to conform to the definition of “Change in Control” under Section 409A of the Code and the regulations thereunder.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

(k) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(l) “Committee” shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and comprised solely of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3; provided that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan, unless the Committee is aware at the time of the Award’s grant of the Committee’s failure to so qualify.

(m) “Consultant” shall mean any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Non-Employee Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

(n) “Continuous Service” shall mean the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant, or Non-Employee Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders services to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service; provided that, there is no interruption or termination of the Participant’s Continuous Service; provided further, if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Non-Employee Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave, or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of the affected Awards, and such decision shall be final, conclusive, and binding.

(o) “Disability” shall mean, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term under an Incentive Stock Option pursuant to Section 6(b)(viii) hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination as to whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6(b)(viii) hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

(p) “Disqualifying Disposition” shall mean a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Grant Date of such Incentive Stock Option or within one (1) year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option.

(q) “Dividend Equivalent” shall mean a right, granted to a Participant under the Plan, to receive cash equal to the cash dividends paid with respect to a specified number of Shares. Dividend Equivalents shall not be deemed to be Awards under the Plan.

(r) “Effective Date” means April 23, 2019.

(r) “Employee” shall mean any employee of the Company or any of its Affiliates or subsidiaries including a 409A Subsidiary; provided that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Code Section 424.

(s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(t) “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, including, without limitation, any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(u) “Fair Market Value” shall mean, with respect to a share of Stock, (i) if the Stock is readily tradable on one or more established stock exchanges or national market systems, including, without limitation, the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market, or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) if the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (iii) in the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value shall be determined by the Committee in good faith by reasonable application of a reasonable valuation method and in accordance with Section 409A of the Code and the regulations promulgated thereunder as in effect from time to time.

(v) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or an Affiliate. In the absence of any such agreement or any definition of “good reason” in such agreement with respect to an Employee, “Good Reason shall mean (i) a material adverse change to the Employee in title, office, status, rank, nature of responsibilities, or authority within the Company, except in connection with termination of his employment or service for Cause or Disability or as a result of action by the Employee; (ii) assignment of duties to the Employee that are materially inconsistent with and adverse to his duties, status, rank, nature of responsibilities, or authority; (iii) decrease in the Employee’s base salary (other than any such decrease applicable to the Company’s employees generally); and (iv) relocation of the Company’s place of business more than fifty (50) miles from its location as of the date of the award. An event or action will not give the Participant grounds for Good Reason unless (1) the Participant gives the Company written notice within sixty (60) days after the initial existence of the event or action that the Participant intends to resign for Good Reason due to such event or action; (2) the event or action is not reasonably cured by the Company within thirty (30) days after the Company receives written notice from the Participant; and (3) the Participant terminates service within thirty (30) days after the end of the cure period.

(w) “Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

(x) “Incentive Stock Option” shall mean an option granted under Section 6(b) of the Plan that is designated by the Committee as an Incentive Stock Option within the meaning of Section 422 of the Code and that meets the requirements set forth herein.

(y) “Non-Employee Director” shall mean a director of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

(z) “Non-Qualified Stock Option” shall mean an option granted under Section 6(b) of the Plan that does not qualify or is not intended to be an Incentive Stock Option.

(aa) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

(bb) “Participant” shall mean each Participating Employee, Participating Consultant, or Non-Employee Director to whom an Award is granted pursuant to the Plan, or if applicable, such other person who holds an outstanding award.

(cc) “Participating Consultant” shall mean a Consultant designated by the Committee to be granted an Award under the Plan.

(dd) “Participating Employee” shall mean an Employee designated by the Committee to be granted an Award under the Plan.

(ee) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

(ff) “Performance Period” shall mean, in relation to Performance Shares or Performance Units, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

(gg) “Performance Share” shall mean any right granted under Section 6(e) of the Plan that will be paid out in cash, as a Share (which, in specified circumstances, may be a Share of Restricted Stock) or as a Restricted Stock Unit, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(hh) “Performance Unit” shall mean any right granted under Section 6(e) of the Plan to receive a designated dollar value amount in cash, Shares (which, in specified circumstances, may be a designated dollar value amount of Shares of Restricted Stock) or Restricted Stock Units, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(ii) “Permitted Transferee” shall mean (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law,  son-in-law, daughter-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of the assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-Qualified Stock Option; and (c) other such transferees as may be permitted by the Committee in its sole discretion.

(jj) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(kk) “Plan” shall mean the Manitex International, Inc. 2019 Equity Incentive Plan, as amended and/or amended and restated from time to time.

(ll) “Predecessor Plan” shall mean the Second Amended and Restated Manitex International, Inc. 2004 Equity Incentive Plan, as amended and/or restated.

(mm) “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(nn) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(oo) “Restricted Stock” shall mean any Share granted under Section 6(d) of the Plan or, in specified circumstances, a Share paid in connection with another Award, with such Share subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or the achievement of performance or other objectives, as determined by the Committee.

(pp) “Restricted Stock Unit” shall mean any right to receive Shares in the future granted under Section 6(d) of the Plan or paid in connection with another Award, with such right subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or the achievement of performance or other objectives, as determined by the Committee.

(qq) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(rr) “Shares” shall mean shares of common stock of the Company, no par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(ss) “Stock Appreciation Right” shall mean any right granted under Section 6(c) of the Plan.

(tt) “Ten Percent Shareholder” shall mean a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

Section 3. Administration

(a) The Committee. The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board who qualify as “non-employee directors” under Rule 16b-3. To the extent permitted by applicable law, the Board of Directors or the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Board of Directors or the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers. For the avoidance of doubt, the Board may abolish the Committee at any time and revest in the Board the administration of the Plan. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two (2) members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed in the Plan and by the Board, the Committee may establish and follow such rules and regulations of conduct for the conduct of its business as it may determine to be advisable.

(b) Authority. Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Employees or Participating Consultants and select Non-Employee Directors to be Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent, and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participants under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; provided that cash or Shares issuable under Options and Stock Appreciation Rights shall not be subject to deferral after exercise and all other deferrals shall be made in a manner consistent with Code Section 409A; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine the minimum period of service for the vesting of any Restricted Stock or Restricted Stock Units; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate.

(c) Indemnity. In addition to such other rights of indemnification as they may have as members of the Board or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit, or proceeding.

Section 4. Shares Available for Award

(a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 1,279,315 Shares (collectively, the “Total Share Reserve”).

(ii) Share Recycling. If, after the Effective Date, any Shares covered by an Award granted under either the Predecessor Plan or this Plan, or to which any such Award relates, are forfeited or if such an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan, including pursuant to Incentive Stock Options. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding, or (c) Shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

(iii) [Reserved]

(iv) Incentive Stock Option Limitation. Subject to adjustment in accordance with Section 4(b), no more than 1,279,315 Shares may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

(v) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the Grant Date of such Award against the number of Shares available for granting Awards under the Plan.

(vi) Assumption or Substitution. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to Applicable Law, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

(b) Adjustments. If (i) the Company shall at any time be involved in a merger or other transaction in which Shares are changed or exchanged; (ii) the Company shall subdivide or combine Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that is a recapitalization or reorganization involving Shares; or (iv) any other event shall occur, which, in the case of this subsection (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (2) the number and type of Shares subject to outstanding Awards, and (3) the grant, purchase, or exercise price with respect to any Award to reflect such transaction or event; or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of such Award or in lieu of any or all of the foregoing adjustments. With respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code or constitute a modification, extension or renewal within the meaning of Section 424(h)(3) of the Code. With respect to Awards of Options or Stock Appreciation Rights that are exempt from Section 409A of the Code, such adjustment does not constitute a modification of such Award under Treasury Regulation Section 1.409A-1(b)(5)(v)(B). Any adjustments made under this Section 4(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. For the avoidance of doubt, the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Section 5. Eligibility

(a) The Committee may designate any Employee as a Participating Employee. All Participating Consultants and Non-Employee Directors shall be eligible to receive, at the discretion of the Committee, any Awards prescribed in Section 6. For the avoidance of doubt, Incentive Stock Options may only be granted to Participating Employees.

(b) A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Exercise Price is at least 110% of the Fair Market Value of the Shares on the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

Section 6. Awards

(a) Share Awards.

(i) Issuance. The Committee may grant Awards of Shares to Participants.

(ii) Registration. Any Shares granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

(b) Option Awards. The Committee may grant Options to Employees, Consultants and Non-Employee Directors with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i) Type of Option. The Committee shall determine whether an Option granted to a Participant is to be an Incentive Stock Option or Non-Qualified Stock Option; provided, however, that Incentive Stock Options may be granted only to Employees of the Company, a parent corporation (within the meaning of Code Section 424(e)) or a subsidiary corporation (within the meaning of Code Section 424(f)). All Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options. Non-Qualified Stock Options granted to individuals who are not Employees or Non-Employee Directors of the Company or any 409A Subsidiary may be subject to Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

(ii) Exercise Price. The exercise price per Share of an Option (the “Exercise Price”) granted pursuant to this Section 6(b) shall be determined by the Committee; provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of such Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, and a Non-Qualified Stock Option may be granted with an Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution of another option in a manner satisfying the provisions of Section 409A of the Code.

(iii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten (10) years from the Grant Date. For the avoidance of doubt, the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed a period of five (5) years from the Grant Date.

(iv) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that no Option may vest and become exercisable within a period that is less than one year from the Grant Date of such Option (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, retirement or involuntary termination or in the event of a Change in Control). The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, (A) cash or certified check, (B) delivery of other Shares duly endorsed for transfer to the Company or by means of attestation whereby the Participant identifies for delivery specific Shares that have an aggregate Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of Shares equal to the difference between the number of Shares thereby purchased and the number of identified attestation Shares (i.e., by means of a “stock for stock exchange”); (C) if the Shares are listed on any established stock exchange or national market system, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the Exercise Price (i.e., by means of a “cashless” exercise procedure); (D) by reduction in the number of Shares otherwise deliverable upon the exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise (i.e., by means of a “net exercise”); or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant Exercise Price, in which payment of the Exercise Price with respect to any Option may be made or deemed to have been made. Unless otherwise specifically provided for in the Award Agreement, the Exercise Price of Shares acquired pursuant to an Option that is paid by delivery or attestation to the Company of other Shares acquired directly or indirectly from the Company shall be paid only by Shares that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Shares are publicly traded (i.e., listed on any established stock exchange or a national market system), an exercise by a Non-Employee Director or officer of the Company that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

(v) Incentive Stock Options.

(1) General. The terms of any Incentive Stock Option granted to an Employee under the Plan shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth (10th) anniversary of the Effective Date hereof.

(2) Transferability. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the life of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(3) Limitation. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limitation (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(vi) Non-Qualified Stock Options Transferability. A Non-Qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee upon written approval by the Committee to the extent provided for in the Award Agreement. If the Non-Qualified Stock Option does not provide for transferability, then the Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(vii) Termination of Continuous Service. At the Committee’s sole discretion, unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Committee grants the Optionholder such an ability to exercise his or her Option within the time specified in the Award Agreement, and the Optionholder declines to do so, the Option shall automatically terminate.

(viii) Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within the period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

(ix) Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, the Option may be exercised (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only the period of time ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Participants. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Stock Appreciation Rights granted to a Participant who is not an employee of the Company or 409A Subsidiary shall be subject to Section 409A of the Code. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the Grant Date of the Stock Appreciation Right. Payment shall be made in the form of Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash, or a combination thereof, as determined by the Committee. No Stock Appreciation Right may be exercised for a fraction of a Share. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(d) Restricted Awards.

(i) General. A Restricted Award is an Award of actual Shares (“Restricted Stock”) or hypothetical common stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of Shares, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 6(d) and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(ii) Issuance. The Committee may grant Restricted Awards to Participants. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

(iii) Payment. At the end of the applicable Restricted Period, one or more stock certificates for the appropriate number of Shares or the number of Shares equal to the corresponding number of Restricted Stock Units, as applicable, shall be delivered to the Participant, or, if the Participant received stock certificates representing Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Employee, service as a consultant of a Participating Consultant, or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction and unvested Restricted Stock Units shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units held by a Participant.

(v) Restricted Stock.

(1) Registration. Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(2) Dividends. Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have rights and privileges of a stockholder as to such Restricted Stock, including the right to vote and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to the terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash, or at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to dividends.

(vi) Restricted Stock Unit Dividends. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) may be credited Dividend Equivalents as discussed below in Section 6(g).

(e) Performance Shares and Performance Units.

(i) Issuance. The Committee may grant Awards of Performance Shares and/or Performance Units to Participating Employees. Participating Consultants and Non-Employee Directors are not eligible to be granted Performance Shares or Performance Units under the Plan.

(ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period; the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period; the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal; and, if applicable, the relative percentage weighting given to each of the selected Performance Goals. The Committee shall also determine the restrictions applicable to Shares of Restricted Stock or Restricted Stock Units received upon payment of Performance Shares or Performance Units if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units.

(iii) No Voting Rights. Participants shall have no voting rights with respect to Performance Shares or Shares underlying Performance Units held by them during the applicable Performance Period.

(iv) Payment. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals, payment of earned Performance Shares and/or Performance Units shall be made. The Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of cash, Shares (which may be Shares of Restricted Stock), Restricted Stock Units or a combination of cash, Shares (which may be Shares of Restricted Stock) and/or Restricted Stock Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Shares underlying earned Performance Units at the close of the applicable Performance Period. Any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(d) hereof.

(f) General.

(i) No Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

(ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii) Awards May Be Granted Separately or Together. Awards to Participating Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided that deferrals shall not be permitted with respect to Options and Stock Appreciation Rights; and further provided that any such deferrals shall be made in a manner that complies with Section 409A of the Code, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Shares and Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant, as the case may be. Each Award and each right under any Award shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Shares and Released Securities) and no right under any such Award may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding any of the foregoing, Incentive Stock Options shall not be transferable other than by will or the laws of descent and distribution.

(vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(d) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(g) Dividend Equivalents. In addition to Awards granted under the Plan, the Committee may grant Dividend Equivalents to Participants, entitling the Participants to receive cash equal to cash dividends paid with respect to a specified number of Shares. Dividend Equivalents may only be granted in connection with an Award granted to the Participant under the Plan. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in such investment vehicles as determined by the Committee, subject to such restrictions and risks of forfeiture as the Committee may impose. Notwithstanding the foregoing, Dividend Equivalents granted in connection with an Option or Stock Appreciation Right that is intended to be exempt from Code Section 409A shall be set forth in a separate Award Agreement and shall be payable at such time or times as are permitted by Code Section 409A.

(h) No Repricing of Options or Stock Appreciation Rights. Except adjustments made pursuant to Section 4(b) or adjustments made with prior approval of the Company’s shareholders, and only in the manner that would be permitted by Section 409A of the Code, the Committee shall not have the authority to effect (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan or (ii) the modification of an Option or Stock Appreciation Rights or entering into a transaction or series of transactions which modification or transaction(s) would be deemed to constitute a repricing of an Option or Stock Appreciation Right for financial accounting purposes. The provisions of this Section 6(h) cannot be amended unless the amendment is approved by the Company’s shareholders. Notwithstanding the foregoing, even with shareholder approval, for purposes of Code Section 409A, the Exercise Price of an Option or the grant price of a Stock Appreciation Right may not be reduced other than (i) pursuant to Section 4(b) of the Plan, and in accordance with Section 1.409A-1(b)(5)(v)(B) of the Treasury Regulations, or (ii) in connection with a transaction which is considered the grant of a new award for purposes of Section 409A of the Code, provided that the new Exercise Price or grant price is not less than Fair Market Value of a Share on the new Grant Date.

Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions; Issuance or Assumption; Amendment, Modification or Cancellation of Awards

(a) Amendments to and Termination of the Plan. Except as otherwise provided herein, the Board or the Committee may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained (i) if such amendment (A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (B) expands the class of persons eligible to participate under the Plan or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the listing requirements of NASDAQ or any other principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). The Plan shall automatically terminate on the tenth (10th) anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date. Termination of the Plan shall not affect the rights of Participating Employees, Participating Consultants or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

(b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect. It is expressly contemplated that the Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible Participating Employees, Participating Consultants and Non-Employee Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Award granted under it into compliance therewith.

(c) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the assumption of awards under this Plan, or the issuance of awards in replacement of awards granted by the entity being merged, consolidated or acquired, upon such terms and conditions as it may deem appropriate.

(d) Amendment, Modification or Cancellation of Awards. Except as provided in Section 6(h) and subject to the requirements of the Plan, the Board or the Committee may modify, amend or cancel any Award; or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Board or the Committee need not obtain the consent of the Participant (or other interested party) for the adjustment or cancellation of an Award pursuant to the provisions of Section 4(b) or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Board or the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(e) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

Section 8. Impact of Change in Control

(a) Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(i) Time-Based Awards. In the event of a Participant’s termination of Continuous Service without Cause or for Good reason during the 12-month period following a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding Shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

(ii) Performance-Based Awards. In the event of a Change in Control, all incomplete Performance Periods with respect to Performance Shares and Performance Units in effect on the date the Change in Control occurs shall end on the date of such event and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (B) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee. In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason, in either case, during the 12-month period following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (i) and (ii) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the Shares subject to their Awards.

(b) Cancellation. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days advance written notice to the affected persons cancel any outstanding Awards and pay to the holders thereof, in cash, stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an Exercise Price that equals or exceeds the price paid for each Share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(c) Successor Employer. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

Section 9. General Provisions

(a) No Rights to Awards. No Employee, Participating Employee, Participating Consultant, Non-Employee Director or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participating Employees, Participating Consultants, Non-Employee Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the applicable laws, rules and regulations of non-U.S. jurisdictions, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or any applicable law, rule or regulation of a non-U.S. jurisdiction, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee. If, after reasonable efforts, the Company is unable to obtain from any such governmental regulatory body the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained.

(iii) In the event that the disposition of a Share acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended from time to time (the “Securities Act”) and is not otherwise exempt from such registration, such Share shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Company may require any individual receiving a Share pursuant to the Plan, as a condition precedent to receipt of such Share, to represent to the Company in writing that the Share acquired by such individual is acquired for investment only and not with a view to distribution.

(iv) The Company may require an individual receiving a Share pursuant to the Plan, as a condition precedent to receipt of such Share, to enter into a stockholder agreement or “lock-up” agreement in such form as the Company shall determine is necessary or desirable to further the Company’s interests.

(c) Withholding. No later than the date as of which tax withholding is first required with respect to any Award under the Plan, the Participating Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by Applicable Law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. If the Shares are listed on any established stock exchange or a national market system, then the withholding obligation may be satisfied through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the tax required to be withheld by Applicable Law (i.e., by means of a cashless exercise procedure). The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award pursuant to Section 6 of the Plan shall not be construed as giving a Participating Consultant the right to be retained in the service of the Company or any Affiliate. The grant of an Award to a Non-Employee Director pursuant to Section 6 of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company or any Affiliate. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

(f) No Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees or directors unless the Company or appropriate Affiliate shall determine otherwise.

(g) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of a general unsecured creditor of the Company. For the avoidance of doubt, proceeds from the sale of Shares pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

(h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Illinois, without reference to conflict of law principles thereof, and applicable federal law.

(i) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(j) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l) No Guarantee of Tax Treatment. Notwithstanding any provision of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(m) Acceleration of Exercisability and Vesting. The Committee has the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(n) Stockholders Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Share certificate is issued, except as provided in Section 4(b) above.

(o) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee or the service of a Consultant with or without notice and with or without Cause or (ii) the service of a Non-Employee Director pursuant to the Bylaws of the Company or an Affiliate and any applicable provisions of the corporate law of the state in which the Company or the relevant Affiliate is incorporated.

(p) Transfer; Approved Leave of Absence. For purposes of the plan, no termination of employment by an Employee shall be deemed to result from either (i) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed by a statute, by contract, under the policy pursuant to which the leave of absence was granted, or if the Committee otherwise so provides in writing, in each case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

(q) Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant; a termination of the Participant’s Continuous Service for Cause; or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(r) Clawback. Notwithstanding any other provisions in the Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and affect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (the “Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Law or stock exchange listing requirements).

(s) Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(t) Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

(u) Disqualifying Dispositions. Any Participant who shall make a Disqualifying Disposition shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

(v) Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 9(v), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(w) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

(x) Expenses. The costs of administering the Plan shall be borne by the Company.

(y) Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal, or unenforceable, whether in whole or part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability and the remaining provisions shall not be affected thereby.